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                                                                    EXHIBIT 24.2

                      WILLIAMS HOLDINGS OF DELAWARE, INC.

        I, the undersigned, DAVID M. HIGBEE, Secretary of WILLIAMS HOLDINGS OF DELAWARE, INC., a Delaware corporation (hereinafter called the "Corporation"), do hereby certify that pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of this Corporation unanimously consented, as of October 10th, 1995, to the following:

             RESOLVED that the officers of the Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a shelf Registration Statement on Form S-3, and all amendments and supplements thereto and all required exhibits and documents in connection therewith, and the Prospectus contained therein, and all amendments or supplements thereto (the "Registration Statement"), with respect to not more than four hundred million dollars ($400,000,000) aggregate principal amount of Debt Securities, and to do, or cause to be done, all such other acts and things as, in their opinion or in the opinion of any of them, may be necessary or desirable and proper in order to effect such filing or in order that such Registration Statement and any such amendment or amendments may become effective and may remain in effect as long as shall be required.

             RESOLVED that the form of power of attorney circulated with this Consent for use in connection with the execution and filing, for and on behalf of the Company, of the Registration Statement and any such amendments thereto referred to in the preceding resolution, is hereby approved, and the Chairman of the Board, the President or any Vice President of the Company is hereby authorized to execute said power of attorney in the form so presented for and on behalf of the Company.

             RESOLVED that J. Furman Lewis, Senior Vice President and General Counsel of The Williams Companies, Inc. be, and he hereby is, designated as the person authorized to receive notices and communications from the Securities and Exchange Commission with respect to the Registration Statement and any amendments thereto and that he be, and he hereby is, designated the agent for service in connection with any and all matters relating to the Registration Statement; and that there hereby is conferred upon him the powers enumerated in Rule 478 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended.

        I further certify that the foregoing resolutions have not been modified, revoked or rescinded and are in full force and effect.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of WILLIAMS HOLDINGS OF DELAWARE, INC., this 11th day of October, 1995.

                                                  /s/  DAVID M. HIGBEE
                                                  -----------------------
                                                      David M. Higbee
                                                         Secretary

(CORPORATE SEAL)